                                                                    EXHIBIT 3(b)

FILING FEE $50.00                                              ID NUMBER:  6486
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                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE
                              CORPORATIONS DIVISION
                              100 NORTH MAIN STREET
                       PROVIDENCE, RHODE ISLAND 02903-1335


                              BUSINESS CORPORATION

                                   ----------

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                       (TO BE FILED IN DUPLICATE ORIGINAL)

PURSUANT TO THE PROVISIONS OF SECTION 7-1.1-56 OF THE GENERAL LAWS, 1956, AS AMENDED, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

1.   THE NAME OF THE CORPORATION IS    FLEET BOSTON CORPORATION
                                   ---------------------------------------------

2. THE SHAREHOLDERS OF THE CORPORATION (OR, WHERE NO SHARES HAVE BEEN ISSUED, THE BOARD OF DIRECTORS OF THE CORPORATION)

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     ON APRIL 18, 2000, IN THE MANNER PRESCRIBED BY CHAPTER 7-1.1 OF THE GENERAL
     LAWS, 1956, AS AMENDED,
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     ADOPTED THE FOLLOWING AMENDMENT(S) TO THE ARTICLES OF INCORPORATION:

                              [INSERT AMENDMENT(S)]
      (IF ADDITIONAL SPACE IS REQUIRED, PLEASE LIST ON SEPARATE ATTACHMENT)

         THAT THE NAME OF THE CORPORATION BE CHANGED TO FLEETBOSTON FINANCIAL CORPORATION.

         THAT ARTICLE FIRST OF THE RESTATED ARTICLES OF INCORPORATION OF FLEET BOSTON CORPORATION IS HEREBY AMENDED IN ITS ENTIRELY TO READ AS
         FOLLOWS: "FIRST: THE NAME OF THE CORPORATION IS FLEETBOSTON FINANCIAL CORPORATION."

3. THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AT THE TIME OF SUCH ADOPTION WAS 904,365,508; AND THE NUMBER OF SHARES ENTITLED TO VOTE THEREON WAS 902,100,498.

4. THE DESIGNATION AND NUMBER OF OUTSTANDING SHARES OF EACH CLASS ENTITLED TO VOTE THEREON AS A CLASS WERE AS FOLLOWS: (IF INAPPLICABLE, INSERT "NONE.")

           CLASS                                             NUMBER OF SHARES
    ----------------------------------------------------------------------------
           COMMON                                              902,100,498

5. THE NUMBER OF SHARES VOTED FOR SUCH AMENDMENT WAS 787,379,034 ; AND THE NUMBER OF SHARES VOTED AGAINST SUCH AMENDMENT WAS 2,071,056 .

6. THE NUMBER OF SHARES OF EACH CLASS ENTITLED TO VOTE THEREON AS A CLASS VOTED FOR AND AGAINST SUCH AMENDMENT, RESPECTIVELY, WAS: (IF INAPPLICABLE, INSERT "NONE.")

                                            NUMBER OF SHARES VOTED
                              --------------------------------------------------

    CLASS                              FOR                      AGAINST
--------------------------------------------------------------------------------
    COMMON                     787,379,034                      2,071,056

7. THE MANNER, IF NOT SET FORTH IN SUCH AMENDMENT, IN WHICH ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES PROVIDED FOR IN THE AMENDMENT SHALL BE EFFECTED, IS AS FOLLOWS: (IF NO CHANGE, SO STATE)

     NO CHANGE

8. THE MANNER IN WHICH SUCH AMENDMENT EFFECTS A CHANGE IN THE AMOUNT OF STATED CAPITAL, AND THE AMOUNT (EXPRESSED IN DOLLARS) OF STATED CAPITAL AS CHANGED BY SUCH AMENDMENT, ARE AS FOLLOWS: (IF NO CHANGE, SO STATE)

     NO CHANGE

9. AS REQUIRED BY SECTION 7-1.1-57 OF THE GENERAL LAWS, THE CORPORATION HAS PAID ALL FEES AND FRANCHISE TAXES.

10. DATE WHEN AMENDMENT IS TO BECOME EFFECTIVE UPON THE FILING OF THESE ARTICLES OF AMENDMENT.
     (not prior to, nor more than 30 days after, the filing of these articles of amendment)

     DATE: APRIL 18, 2000           FLEET BOSTON CORPORATION
                                    ----------------------------------------
                                            PRINT CORPORATE NAME

                                    BY /s/ WILLIAM C. MUTTERPERL
                                       -------------------------------------
                                       [ ] PRESIDENT OR [X] VICE PRESIDENT
                                           (CHECK ONE) William C. Mutterperl

                                    BY /s/ JANICE B. LIVA
                                       -------------------------------------
                                       [ ] SECRETARY OR [X] SECRETARY
                                           (CHECK ONE) Janice B. Liva

STATE OF MASSACHUSETTS
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COUNTY OF SUFFOLK
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         IN BOSTON , ON THIS 18TH DAY OF APRIL, 2000, PERSONALLY APPEARED BEFORE
ME WILLIAM C. MUTTERPERL WHO, BEING BY ME FIRST DULY SWORN, DECLARED THAT HE/SHE IS THE VICE PRESIDENT OF THE CORPORATION AND THAT HE/SHE SIGNED THE FOREGOING DOCUMENT AS SUCH OFFICER OF THE CORPORATION, AND THAT THE STATEMENTS HEREIN CONTAINED ARE TRUE.

                                    /s/ PATRICK D. GANNON
                                    -----------------------------------
                                    NOTARY PUBLIC     PATRICK D. GANNON
                                    MY COMMISSION EXPIRES:  10-11-2002
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